UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-36099	46-1315605
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4000 Route 66, Suite 310
Tinton Falls, NJ 07753
(Address of principal executive offices, including zip code)
877.870.7005
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	NYSE
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	NYSE
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable	CHMI-PRB	NYSE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On May 21, 2025, Michael A. Hutchby, the Chief Financial Officer, Treasurer and Secretary, of Cherry Hill Mortgage Investment Corporation (the “Company”), notified the Company that he is resigning as an officer of the Company and that he will no longer be employed by the Company effective as of June 22, 2025.  Mr. Hutchby is resigning to pursue another professional opportunity and not on account of any disagreement with the Company’s  management, Board of Directors or internal or external auditors on any matter relating to the Company’s operations, policies or practices.

Appointment of Interim Chief Financial Officer

In connection with Mr. Hutchby’s resignation, on May 27, 2025, the Company’s Board of Directors appointed Apeksha Patel as the Company’s Interim Chief Financial Officer, Treasurer and Secretary effective as of June 22, 2025.

Ms. Patel, age 39, has served as the Company’s Controller since June 2019, following her role as the Assistant Controller from August 2017 to June 2019. Prior to joining Cherry Hill, she held positions at Mazars USA LLP and SB Partners LLP. She holds a Bachelor of Commerce degree from Ryerson University and is a licensed Certified Public Accountant (CPA) in New Jersey.

The terms of Ms. Patel’s employment with the Company are set forth in an offer letter, dated May 27, 2025. The offer letter specifies that Ms. Patel will receive an annual base salary of $240,000 until June 22, 2025. Beginning on June 22, 2025, Ms. Patel will receive an annual base salary of $300,000 until December 31, 2025 and a guaranteed cash bonus of $100,000 payable in the first quarter of 2026. Beginning in January 2026, Ms. Patel will be eligible to participate in any non-equity incentive plan approved by the Board’s compensation committee and to receive an annual discretionary cash bonus at year-end, subject to the terms of any bonus plan approved by the Board’s compensation committee. The payment of non-equity incentive plan compensation and discretionary cash bonus compensation in future years is not guaranteed, and Ms. Patel must be employed by the Company on the date any such compensation is paid to be eligible to receive such compensation. Ms. Patel also participates in the Company’s Executive Severance Plan, which was adopted on March 12, 2025.

There are no arrangements or understandings between Ms. Patel and any other person pursuant to which Ms. Patel was appointed as the Company’s Interim Chief Financial Officer, Treasurer and Secretary, there are no family relationships between Ms. Patel and any director or other executive officer of the Company, and Ms. Patel  has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Offer Letter to Apeksha Patel, Interim Chief Financial Officer, Treasurer and Secretary, dated May 27, 2025.
99.1	Press Release, dated May 27, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: May 27, 2025	By:	/s/ Michael Hutchby
Michael Hutchby
Chief Financial Officer, Treasurer and Secretary